UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

CLARUS THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39802	85-1231852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Skokie Boulevard, Suite 340 Northbrook, Illinois	60062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 562-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CRXT	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	CRXTW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 12, 2022, in light of Clarus’ current financial position, Clarus’ board of directors approved a reduction in its current workforce by approximately 40%, which includes staff reductions at all levels, including field sales personnel, coupled with significant reductions in promotional and other operational spend. Clarus expects to recognize up to approximately $1.1 million in total for severance and related expenses for employees laid off under the reduction in force. These charges are primarily one-time termination expenses and are all cash charges. Clarus may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction. Clarus will also postpone any non-essential research and development activities as it revises its operating plans to preserve cash.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On August 12, 2022, as part of the reduction in force, Clarus’ board of directors approved the consolidation of its accounting and finance function and eliminated the position of Chief Financial Officer. Accordingly, Richard Peterson, will step down as the Chief Financial Officer of Clarus effective August 31, 2022 and be replaced by Steven Bourne, who has been serving as Clarus’ Chief Administrative Officer (and was former Chief Financial Officer of Clarus Therapeutics, Inc.). Mr. Bourne will be appointed Chief Financial Officer and principal financial officer and principal accounting officer effective August 31, 2021. In connection with his separation from Clarus, Mr. Peterson will be entitled to payment of his severance benefits pursuant to his employment agreement filed as (filed as Exhibit 10.5 to Clarus’ current report on Form 8-K filed on September 15, 2021).

Mr. Bourne, 60, has served as Clarus’ Chief Administrative Officer and Secretary since the closing of Clarus’ business combination in September 2021. Prior thereto, he served as the Chief Administrative Officer of Clarus Therapeutics, Inc., or Legacy Clarus, beginning February 2021 and as its Secretary and Treasurer from February 2004, in each case through the closing of the business combination. He previously served as Legacy Clarus’ Chief Financial Officer from February 2004 to February 2021. Prior to that, from 2002 to 2003, Mr. Bourne served as Chief Financial Officer, Secretary and Treasurer at Anagen Therapeutics, Inc., a private biopharmaceutical company. Further, Mr. Bourne served as Controller, Secretary and Treasurer of Aksys, Ltd., a public medical device company, from 1996 to 2001. Mr. Bourne received a B.S. in Accounting from Miami University and is a Certified Public Accountant.

There are no family relationships between Mr. Bourne and any other director or executive officer.

Mr. Bourne will be compensated under his existing employment agreement dated September 9, 2021, and is not expected to receive any additional compensation in connection with this appointment.

Mr. Bourne’s employment agreement, which was entered into in connection with the closing of the business compensation, provides for an indefinite employment term that may be terminated in accordance with the terms and conditions of the employment agreement, and provides for an annual base salary of $348,000 and annual cash performance-based bonus with a 35% target of a certain percentage of base salary based on the achievement of certain performance objectives as determined by the compensation committee of the board of directors of Clarus. In addition, his employment agreement provides for severance benefits upon a termination of employment due to death or “disability” (as defined in the employment agreements), including (i) any unpaid annual bonus for the fiscal year ended prior to the date of termination, paid at the same time as annual bonuses are paid to the senior executives, (ii) pro-rata annual bonus for the year of termination, paid within 30 days of the executive’s termination date, and (iii) payment of the employer-portion of COBRA premiums for 12 months. Mr. Bourne’s employment agreement also provides for severance benefits upon a termination of employment without “cause” or by Mr. Bourne for “good reason” (each as defined in the employment agreement), subject to the execution of a release, including (i) any unpaid annual bonus for the fiscal year ended prior to the date of termination, paid at the same time as annual bonuses are paid to the senior executives, (ii) a pro-rata annual bonus for the year of termination (based on actual performance), paid at the same time as annual bonuses are paid to the senior executives, (iii) 12 months of base salary, payable in installments over the applicable severance period (or in the event such termination occurs on or following a change in control” (as defined in the employment agreements), payable in a lump sum following such termination), (iv) payment of the employer-portion of COBRA premiums during the applicable severance period (or until Mr. Bourne becomes eligible to receive health benefits as a result of subsequent employment or service during the severance period, if earlier), and (v) outplacement services up to a maximum cost of $25,000. Mr. Bourne’s employment agreement provides a Section 280G partial clawback, in which he is entitled to receive the greater of (a) the best net after-tax amount of any payments that are “parachute payments” under Section 280G of the Code and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to 2.99 times his “base amount” (as defined in the employment agreement). Mr. Bourne’s employment agreement also contains certain restrictive covenants, including a 12-month non-competition, a 12-month non-solicitation, and confidentiality covenants.

Mr. Bourne is also eligible to receive equity awards under Clarus’ equity compensation plans.

Mr. Bourne has also previously entered into Clarus’ standard form of officer indemnification agreement (filed as Exhibit 10.3 to Clarus’ current report on Form 8-K filed on September 15, 2021), which requires Clarus to indemnify its officers for certain expenses incurred by an officer in any action or proceeding arising out of his or her services as one of Clarus’ officers or any other company or enterprise to which the person provides services at Clarus’ request.

The foregoing description of Mr. Bourne’s employment agreement is not complete and is qualified in its entirety by reference to the full text of such agreement a copy of which is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this report are forward-looking statements, including statements regarding Clarus’ reduction in force plan and the estimated charges resulting therefrom, the postponement of any non-essential research and development activities, and Clarus’ executive officer transitions, among others. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with Clarus’ ability to realize the cost savings from the strategic realignment, risks associated with pharmaceutical development and Clarus’ financial position, and those factors described under the heading “Risk Factors” in Clarus’ annual report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission, or the SEC, on March 31, 2022, and those that are included in any of Clarus’ future filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the ongoing COVID-19 pandemic and there may be additional risks that Clarus considers immaterial, or which are unknown. It is not possible to predict or identify all such risks. Clarus’ forward-looking statements only speak as of the date they are made, and Clarus does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated September 9, 2021, by and between Clarus Therapeutics, Inc. and Steven A. Bourne (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed by Clarus on September 15, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2022	CLARUS THERAPEUTICS HOLDINGS, INC.

	By:	/s/ Robert E. Dudley
	Name:	Robert E. Dudley
	Title:	Chief Executive Officer